UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2021

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 2.02 Results of Operations and Financial Condition

On October 27, 2021, Boot Barn Holdings, Inc. issued a press release announcing certain financial results for its second fiscal quarter ended September 25, 2021. The press release is attached hereto as Exhibit 99.1.

The information provided in this Item 2.02, including Exhibit 99.1, is intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2021, the Company appointed James M. Watkins as the Company’s Chief Financial Officer and Secretary, effective November 1, 2021. In this role, Mr. Watkins will be the Company’s principal financial officer and principal accounting officer.

Mr. Watkins, age 47, is currently the Company’s Senior Vice President, Finance and Investor Relations, a position he has held since August 2020. Previously, he was the Company’s Vice President of Investor Relations and External Reporting from April 2015 to August 2020, and its Director of Financial Planning and Analysis from October 2014 to April 2015.

There is no arrangement or understanding between Mr. Watkins and any other persons pursuant to which Mr. Watkins was appointed as Chief Financial Officer and Secretary. There are no family relationships between Mr. Watkins and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, nor are any such transactions currently proposed.

In connection with Mr. Watkins’ appointment, Mr. Gregory V. Hackman will step out of his current roles as Chief Financial Officer and Secretary of the Company and will no longer be the Company’s principal financial officer and principal accounting officer. He will continue to serve as the Company’s Executive Vice President, Chief Operating Officer.

Employment Agreement of Mr. Watkins

In connection with his promotion, Boot Barn, Inc., a wholly-owned subsidiary of the Company, has entered into an employment agreement with Mr. Watkins, effective November 1, 2021 (“Employment Agreement”). Mr. Watkins’ Employment Agreement has an initial term of one year, after which it automatically renews each year for successive one-year terms unless either party provides written notice of non-renewal or his employment is otherwise terminated, in each case pursuant to the terms of his Employment Agreement.

Under the Employment Agreement, Mr. Watkins is entitled to a base salary, which, as of November 1, 2021, will be $375,000. In addition, he is eligible to receive a bonus of 60% of his base salary each year if Boot Barn, Inc. achieves its budget, with the opportunity to receive a maximum aggregate bonus of up to 120% of his base salary if Boot Barn, Inc. achieves additional performance targets established by the board of directors of Boot Barn, Inc.

If the Company terminates Mr. Watkins’ employment without “Cause”, if he resigns for “Good Reason”, each as defined in the Employment Agreement, or if the Company provides notice of non-renewal of the term of the Employment Agreement, he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of 12 months and a prorated bonus based on the bonus he would have received for the fiscal year to which the bonus relates.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement by and between Boot Barn, Inc. and Mr. Watkins, dated October 26, 2021
Exhibit 99.1	Earnings press release dated October 27, 2021.
Exhibit 104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: October 27, 2021	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer